Exhibit 32.1
CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
RULE 13a-14(b) AND 18 U.S.C. SECTION 1350
      In connection with the Quarterly Report on Form 10-Q of Crowley Maritime Corporation (the “Company”) for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Thomas B. Crowley, Jr., Chairman of the Board, President and Chief Executive Officer of the Company, and John C. Calvin, Senior Vice President and Controller of the Company, each certifies for the purpose of complying with Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas B. Crowley, Jr.

Thomas B. Crowley, Jr.
Chairman of the Board,
President and Chief Executive Officer
Date: August 15, 2005

/s/ John C. Calvin

John C. Calvin
Senior Vice President and Controller
Date: August 15, 2005